UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ---------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       CORNERSTONE PROGRESSIVE RETURN FUND
             (Exact name of registrant as specified in its charter)

                DELAWARE                                 20-8998485
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                        C/O BEAR STEARNS FUNDS MANAGEMENT
                         383 MADISON AVENUE, 23RD FLOOR
                            NEW YORK, NEW YORK, 10179
               (Address of principal executive offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

Securities Act registration statement file number to which this form relates:
333-142920.

Securities to be registered pursuant to Section 12(b) of the Act:

         TITLE OF EACH CLASS                  NAME OF EACH EXCHANGE ON WHICH
         TO BE SO REGISTERED                  EACH CLASS IS TO BE REGISTERED
         -------------------                  ------------------------------
Common Shares of beneficial interest           American Stock Exchange, LLC

Securities to be registered pursuant to Section 12(g) of the Act: NONE

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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The shares (the "Shares") to be registered hereunder are common shares of beneficial interest, no par value per share, of Cornerstone Progressive Return Fund (the "Registrant"). A description of the Shares is contained under the heading "Description of Capital Structure" in the prospectus included in the Registrant's registration statement on Form N-2, which registration statement was filed under the Securities Act of 1933 and the Investment Company Act of 1940 on May 14, 2007 (Registration Nos. 333-142920 and 811-22066, respectively). That description is incorporated herein by reference.


ITEM 2. EXHIBITS.

         Not applicable.





                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     CORNERSTONE PROGRESSIVE RETURN FUND


                                     By:    /s/ Ralph W. Bradshaw
                                            ---------------------
                                            Name:  Ralph W. Bradshaw
                                            Title: President


Date: July 9, 2007